Exhibit 10.10

THIS CONSULTING AGREEMENT made as of the 1st day of January 2015

BETWEEN:

WESTERN URANIUM CORPORATION, a corporation

incorporated under the laws of Ontario, having offices

at Suite 500, 365 Bay Street West, Toronto,

Ontario M5H 2V1 (hereinafter called “Western”)

OF THE FIRST PART

and-

Rhodes Capital Corporation, Suite 500, 365 Bay Street West,

Toronto, Ontario M5H 2V1 (hereinafter called the ‘Consultant’)

OF THE SECOND PART

WHEREAS Western wishes to employ the consulting services of Rhodes Capital Corporation the personal services company of Michael Rhodes Skutezky;

AND WHEREAS Michael Skutezky through Rhodes Capital Corporation is prepared to provide the Services set out in Exhibit “A” attached hereto.

NOW THEREFORE in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.	Management Services. The Consultant shall perform the services as detailed in Exhibit “A” – Scope of Services (“Services”) which exhibit shall be deemed a part hereof. Each change in the Services must be authorized in advance in writing by Western and confirmed by resolution of the Board of Directors of Western.

2.	Term of Agreement. The term of this agreement shall commence on January 1 2015 and end December 31, 2015 and if notice is not given by December 1 in any year the agreement will automatically be extended for an additional term of one (1) year;

3.	Compensation. As full consideration for performance of the Services Western will pay the Consultant according to Exhibit “B” – “Compensation for Services” which shall be deemed a part hereof.

4.	Invoicing and Payment. The total compensation will be paid in monthly payments, in arrears, or otherwise, as agreed in writing between Western in accordance with Exhibit “B”.

5.	Compliance with Law and Corporate Policy. In the performance of the Services hereunder, the Consultant shall comply with and observe all applicable laws, regulations and orders of any proper authority having jurisdiction over the Services together with all corporate policies of Western in effect from time-to-time. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and of Canada applicable therein.

6.	Performance of Duties. The Consultant agrees to perform his duties as a consultant efficiently, professionally and effectively and during the term of this agreement the Employee shall devote substantially his full business time one day a week to the business affairs of Western.

7.	Termination. It is agreed that each of Western and the Consultant shall have the right to terminate this Agreement at any time by giving the other party thirty (30) days written Notice of Termination. If Western gives Notice of Termination to the Consultant, it will be at the address provided for herein. If the Consultant gives Notice of Termination to Western, it will be at the address provided for herein.

8.	Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be sufficiently given if hand delivered or, if mailed by prepaid registered mail, addressed to the other party at the following addresses, or to such other addresses as the parties may advise each other from time to time in writing.

9.	If to Western:

WESTERN URANIUM CORPORATION

Suite 500, 365 Bay Street

Toronto, Ontario M5H 2V1 Attn: President

If to the Consultant:

Rhodes Capital Corporation

Suite 500, 365 Bay Street,

Toronto, Ontario M5H 2V1 Attn: President

Any notice shall be deemed to have been received by the parties (a) if hand delivered on the date of delivery, or (b) if mailed on the fourth business day following the date of mailing.

11. Entire Agreement. This Agreement (together with the Exhibits attached hereto) represents the entire understanding and agreement concerning the Services. Each of the parties shall from time to time and, at all times, do all further acts and execute and deliver all such further documents and assurances, as may be reasonably required, in order to fully perform and carry out the terms of this Agreement.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the 1st day of January 2015.

WESTERN URANIUM	RHODES CAPITAL CORPORATION

CORPORATION

/s/ George Glasier	/s/ Michael R. Skutezky

January 1, 2015	January 1, 2015

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Exhibit “A” – Services

Exhibit “B” – Compensation

EXHIBIT “A”

SERVICES

The Consultant will provide the following Services to Western:

As Chairman of the Board of Directors of Western Michael Skutezky through Rhodes Capital Corporation will provide the following services (the ‘Services’):

1.	Manage the Toronto Office and provide legal and support for the Company as a company listed on the Canadian Securities Exchange.

2.	Act as Independent Chairman of the Board of Directors if appointed by the Directors.

EXHIBIT “B”

COMPENSATION

Western shall pay the following amounts to Rhodes Capital Corporation

Compensation of $4000 per month payable on the 1st day of each month in arrears (or as may otherwise be agreed in writing by the parties), plus HST payable monthly.

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